Facebook Reports Third Quarter 2019 Results

MENLO PARK, Calif. – October 30, 2019 – Facebook, Inc. (Nasdaq: FB) today reported financial results for the quarter ended September 30, 2019.

"We had a good quarter and our community and business continue to grow," said Mark Zuckerberg, Facebook founder and CEO. "We are focused on making progress on major social issues and building new experiences that improve people's lives around the world."

Third Quarter 2019 Financial Highlights

	Three Months Ended September 30,		Year-over-Year % Change
In millions, except percentages and per share amounts	2019	2018
Revenue:
Advertising	$17,383	$13,539	28%
Payments and other fees	269	188	43%
Total revenue	17,652	13,727	29%
Total costs and expenses	10,467	7,946	32%
Income from operations	$7,185	$5,781	24%
Operating margin	41%	42%
Provision for income taxes	$1,238
Effective tax rate	17%
Net income	$6,091	$5,137	19%
Diluted earnings per share (EPS)	$2.12	$1.76	20%

Third Quarter 2019 Operational and Other Financial Highlights

•	Daily active users (DAUs) – DAUs were 1.62 billion on average for September 2019, an increase of 9% year-over-year.

•	Monthly active users (MAUs) – MAUs were 2.45 billion as of September 30, 2019, an increase of 8% year-over-year.

•
Mobile advertising revenue – Mobile advertising revenue represented approximately 94% of advertising revenue for the third quarter of 2019, up from approximately 92% of advertising revenue in the third quarter of 2018.

•	Capital expenditures – Capital expenditures, including principal payments on finance leases, were $3.68 billion for the third quarter of 2019.

•	Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $52.27 billion as of September 30, 2019.

•	Headcount – Headcount was 43,030 as of September 30, 2019, an increase of 28% year-over-year.
In addition, we estimate that around 2.2 billion people now use Facebook, Instagram, WhatsApp, or Messenger (our "Family" of services) every day on average, and around 2.8 billion people use at least one of our Family of services each month.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Facebook uses the investor.fb.com and newsroom.fb.com websites as well as Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 9647087.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Facebook

Founded in 2004, Facebook's mission is to give people the power to build community and bring the world closer together. People use Facebook to stay connected with friends and family, to discover what's going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Bertie Thomson
press@fb.com / newsroom.fb.com

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on mobile operating systems, networks, and standards that we do not control; risks associated with new products and changes to existing products as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on July 25, 2019, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. In addition, please note that the date of this press release is October 30, 2019, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from our non-GAAP financial measures:
Foreign exchange effect on revenue. We translated revenue for the three and nine months ended September 30, 2019 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment, net; Principal payments on finance leases. We subtract both net purchases of property and equipment and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.
For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$17,652	$13,727	$49,615	$38,924
Costs and expenses:
Cost of revenue	3,155	2,418	9,279	6,559
Research and development	3,548	2,657	9,722	7,418
Marketing and sales	2,416	1,928	6,850	5,379
General and administrative	1,348	943	8,636	2,475
Total costs and expenses	10,467	7,946	34,487	21,831
Income from operations	7,185	5,781	15,128	17,093
Interest and other income, net	144	131	515	297
Income before provision for income taxes	7,329	5,912	15,643	17,390
Provision for income taxes	1,238	775	4,507	2,160
Net income	$6,091	$5,137	$11,136	$15,230
Less: Net income attributable to participating securities	—	—	—	(1)
Net income attributable to Class A and Class B common stockholders	$6,091	$5,137	$11,136	$15,229
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$2.13	$1.78	$3.90	$5.26
Diluted	$2.12	$1.76	$3.87	$5.20
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,854	2,885	2,855	2,895
Diluted	2,874	2,913	2,875	2,931
Share-based compensation expense included in costs and expenses:
Cost of revenue	$91	$72	$287	$202
Research and development	907	748	2,557	2,347
Marketing and sales	148	133	421	380
General and administrative	103	87	297	251
Total share-based compensation expense	$1,249	$1,040	$3,562	$3,180

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$15,979	$10,019
Marketable securities	36,290	31,095
Accounts receivable, net of allowances of $301 and $229 as of September 30, 2019 and December 31, 2018, respectively	7,673	7,587
Prepaid expenses and other current assets	2,137	1,779
Total current assets	62,079	50,480
Property and equipment, net	32,284	24,683
Operating lease right-of-use assets, net	8,403	—
Intangible assets, net	853	1,294
Goodwill	18,338	18,301
Other assets	2,461	2,576
Total assets	$124,418	$97,334

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$860	$820
Partners payable	590	541
Operating lease liabilities, current	776	—
Accrued expenses and other current liabilities	10,877	5,509
Deferred revenue and deposits	225	147
Total current liabilities	13,328	7,017
Operating lease liabilities, non-current	8,356	—
Other liabilities	8,735	6,190
Total liabilities	30,419	13,207
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	45,059	42,906
Accumulated other comprehensive loss	(849)	(760)
Retained earnings	49,789	41,981
Total stockholders' equity	93,999	84,127
Total liabilities and stockholders' equity	$124,418	$97,334

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash flows from operating activities
Net income	$6,091	$5,137	$11,136	$15,230
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,416	1,107	4,273	3,090
Share-based compensation	1,249	1,040	3,562	3,180
Deferred income taxes	175	30	358	83
Other	30	3	44	19
Changes in assets and liabilities:
Accounts receivable	(328)	(489)	(264)	(328)
Prepaid expenses and other current assets	(360)	8	(527)	(889)
Other assets	—	(40)	66	(99)
Operating lease right-of-use assets	(1,179)	—	(2,890)	—
Accounts payable	89	37	2	88
Partners payable	39	63	59	116
Accrued expenses and other current liabilities	457	350	6,439	1,044
Deferred revenue and deposits	31	24	82	20
Operating lease liabilities, non-current	1,276	—	2,914	—
Other liabilities	321	226	1,977	102
Net cash provided by operating activities	9,307	7,496	27,231	21,656
Cash flows from investing activities
Purchases of property and equipment, net	(3,532)	(3,343)	(11,002)	(9,614)
Purchases of marketable securities	(7,397)	(4,375)	(19,152)	(12,658)
Sales of marketable securities	2,946	2,492	7,402	11,104
Maturities of marketable securities	2,943	1,053	7,048	3,391
Other investing activities, net	(10)	(75)	(124)	(141)
Net cash used in investing activities	(5,050)	(4,248)	(15,828)	(7,918)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(591)	(905)	(1,710)	(2,663)
Repurchases of Class A common stock	(1,148)	(4,256)	(2,906)	(9,379)
Principal payments on finance leases	(144)	—	(411)	—
Net change in overdraft in cash pooling entities	(141)	—	(260)	—
Other financing activities, net	5	3	14	11
Net cash used in financing activities	(2,019)	(5,158)	(5,273)	(12,031)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(156)	(14)	(174)	(167)
Net increase (decrease) in cash, cash equivalents, and restricted cash	2,082	(1,924)	5,956	1,540
Cash, cash equivalents, and restricted cash at beginning of the period	13,998	11,668	10,124	8,204
Cash, cash equivalents, and restricted cash at end of the period	$16,080	$9,744	$16,080	$9,744

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$15,979	$9,637	$15,979	$9,637
Restricted cash, included in prepaid expenses and other current assets	7	7	7	7
Restricted cash, included in other assets	94	100	94	100
Total cash, cash equivalents, and restricted cash	$16,080	$9,744	$16,080	$9,744

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Supplemental cash flow data
Cash paid during the period for:
Interest	$4	$—	$9	$—
Income taxes, net	$832	$447	$2,528	$2,728
Non-cash investing activities:
Net change in prepaids and liabilities related to property and equipment	$144	$382	$(59)	$613
Property and equipment in accounts payable and accrued liabilities	$1,850	$1,504	$1,850	$1,504

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP revenue	$17,652	$13,727	$49,615	$38,924
Foreign exchange effect on 2019 revenue using 2018 rates	297		1,374
Revenue excluding foreign exchange effect	$17,949		$50,989
GAAP revenue year-over-year change %	29%		27%
Revenue excluding foreign exchange effect year-over-year change %	31%		31%
GAAP advertising revenue	$17,383	$13,539	$48,919	$38,373
Foreign exchange effect on 2019 advertising revenue using 2018 rates	295		1,370
Advertising revenue excluding foreign exchange effect	$17,678		$50,289
GAAP advertising revenue year-over-year change %	28%		27%
Advertising revenue excluding foreign exchange effect year-over-year change %	31%		31%

Net cash provided by operating activities	$9,307	$7,496	$27,231	$21,656
Purchases of property and equipment, net	(3,532)	(3,343)	(11,002)	(9,614)
Principal payments on finance leases	(144)	—	(411)	—
Free cash flow	$5,631	$4,153	$15,818	$12,042